Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-03787, 333-03789, 333-96161, 333-42494, 333-69720, 333-100702, 333-101160 and 333-110140) of Southwestern Energy Company of our report dated June 25, 2004 relating to the financial statements of Southwestern Energy Company 401(k) Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Tulsa, Oklahoma

June 28, 2004